Exhibit 10.1

Share Purchase Agreement

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT dated as of the 16th day of August, 2016,

BETWEEN:

GUSTAVO AMERICO FOLCARELLI a Businessman with an office located at 1534 Grand Blvd Oakville, Ontario, Canada, L6H 3E6 (the “Purchaser”)

AND:

KU WAI LI, a Businessman with an office located at He Han San Xin Ya Xiang Xin Din Po Ming Ku Wan Chun Da Ku Wan De 4 Ju, China (the “Seller”)

WHEREAS:

A.	The Seller is the registered and beneficial owner of 2,000,000 restricted shares of common stock in the capital of Globe Net Wireless Corp. (the “Shares”);

B.	The Seller wishes to sell, and the Purchaser wishes to purchase, the Shares pursuant to the terms and conditions of this agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES that for and in consideration of $1.00 and other good and valuable consideration paid by each party to the other, the receipt and sufficiency of which are acknowledged, the parties covenant and agree as follows:

1.	The Seller agrees to sell and the Purchaser agrees to purchase the Shares for and at a price of US$3,500.00 (the “Purchase Price”) at the date of this agreement.

2.	The Purchaser will deliver to the Seller the Purchase Price as consideration for the transfer of the Shares to the Purchaser from the Seller.

3.	The Seller represents and warrants to the Purchaser that:

a.	The Seller owns the Shares as the legal and beneficial owner thereof, free of all liens, claims, charges and encumbrances of every nature and kind whatsoever. The Shares are fully paid and non-assessable and the Seller has due and sufficient right and authority to enter into this agreement and to transfer the legal and beneficial title and ownership of the Shares to the Purchaser.

b.	No person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of the Shares, with the exception of this agreement.

4.	The effective date of sale and purchase of the Shares will be August 16, 2016 (the “Closing Date”).

5.	On the Closing Date,

a.	The Seller will deliver to the Purchaser the share certificates, duly endorsed for transfer, representing the Shares, and

b.	the Purchaser will deliver a certified cheque or solicitor’s trust cheque payable to the Seller in the amount of US$3,500.00 as full payment of the Purchase Price.

6.	This agreement will endure to the benefit of and will be binding upon the parties and their respective successors and assigns.

7.	Time will be of the essence of this agreement.

8.	The parties will sign such further assurances and other documents and instruments and do such further and other things as may be necessary to implement and carry out the intent of the agreement.

IN WITNESS WHEREOF the parties have signed this Share Purchase Agreement as of the day and year first above written.

Gustavo Americo Folcarelli	Ku Wai Li
NAME OF PURCHASER	NAME OF SELLER

/s/ Gustavo Americo Folcarelli	/s/ Ku Wai Li
AUTHORIZED SIGNATORY	AUTHORIZED SIGNATORY